UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 26, 2014, the Employment Agreement dated August 31, 2006 between the Registrant and Robert B. Barnhill, Jr., President and Chief Executive Officer of the Registrant, was further amended so that the “Regular Term” and the “Term” are now coextensive.  As a result, subject to the terms and conditions of the amended Employment Agreement, Mr. Barnhill will continue to serve and be compensated as President, Chief Executive Officer and Chairman of the Board of Directors of the Registrant for the remainder of the Term, in lieu of transitioning to Executive Chairman at the end of the current fiscal year, as the Employment Agreement previously provided.  The full Term of employment provided for under the Employment Agreement remains unchanged, ending at the close of the fiscal year ending in calendar year 2016.  These modifications were documented by Amendment No. 3 to Employment Agreement, dated February 26, 2014, between the Registrant and Mr. Barnhill, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement, dated February 26, 2014, by and between the Registrant and Robert B. Barnhill, Jr.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Vice President

Dated: February 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement, dated February 26, 2014, by and between the Registrant and Robert B. Barnhill, Jr.